POWER COORDINATION AGREEMENT

                                       of

                               SEPTEMBER 15, 1955


                                     between


                               SALT RIVER PROJECT

                            AGRICULTURAL IMPROVEMENT

                               AND POWER DISTRICT



                                       and



                             ARIZONA PUBLIC SERVICE

                                     COMPANY

                          POWER COORDINATION AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

                  Explanatory Recitals                                        1

ARTICLE I     -   Cooperation in Development and Operation                    2

ARTICLE II    -   Additions to System Facilities                              3

ARTICLE III   -   Sale of Power                                               4

ARTICLE IV    -   Reciprocal Services                                         5

ARTICLE V     -   Committees                                                  5

ARTICLE VI    -   Conditions Of Interconnected Operation                      7

ARTICLE VII   -   Metering                                                   12

ARTICLE VIII  -   Settlements                                                13

ARTICLE IX    -   Arbitration                                                13

ARTICLE X     -   Miscellaneous Provisions                                   15

ARTICLE XI    -   Term                                                       17

                          POWER COORDINATION AGREEMENT
                          ----------------------------

0.1 THIS POWER COORDINATION AGREEMENT, entered into as of the 15th day of September, 1955, between SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an Agricultural Improvement District, organized under the laws of the State of Arizona (here after in this Agreement and in the Schedules attached hereto called "District") and ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (hereafter in this Agreement and in the Schedules attached hereto called "Company"),

                                   WITNESSETH:

0.2 WHEREAS, District owns and operates an electric system supplying electric service in the central portion of the State of Arizona, and Company owns and operates an electric system supplying electric service in the central portion of the State of Arizona and elsewhere in the State; and

0.3 WHEREAS, the electric systems of District and of Company in central Arizona have long been interconnected at various points at which power has been sold and interchanged between the systems, and a substantial degree of coordination has been established and maintained between the two systems for purposes of improving the quality, reliability, and economy of electric service in the respective territories served; and

0.4 WHEREAS, an agreement hereinafter referred to as the "Agreement of August 31, 1955" was entered into between District and Company providing, among other things, (i) for clear delimitation of the respective service territories and types of load of District and of Company, thereby facilitating orderly and economical development and expansion of the facilities of each system, (ii) for superseding and cancelling various existing agreements between District and Company, the terms of such agreements being no longer adequate and appropriate hr operating and economic conditions now obtaining and foreseen in the development of the territories served, and (iii) for entering into a new agreement to provide for sales and interchange of power between District and Company in larger amounts and on the basis of more extensive coordination in operation and development of the electric systems of District and Company; and

0.5 WHEREAS, the parties believe that further coordination on an assured and continuing basis will yield important benefits to consumers and to the economic growth of the territories served and to each of the systems, and that among such benefits will be the following:

         (a) The combined power loads of the two systems can be supplied, with adequate reserve capacity by less aggregate installed generating capacity with consequent net savings in investment and expenses,

         (b) Emergency conditions in either system can be met with less likelihood of curtailment or impairment of electric service,

         (c)      New   installations   of   generating   facilities  to  supply
                  increasing power requirements can be made on a more economical basis as to timing, unit sizes, location, and ownership,

         (d)      Fuller   utilization   can  be  made  of  more  efficient  and
                  economical generating facilities and of interconnections with other power systems, and

         (e) When and as additional hydro power may become available from new developments on the Colorado River, such hydro power can be more widely and economically distributed to consumers and better utilization can be realized for available secondary hydro energy;

0.6 NOW, THEREFORE, in consideration of the premises and of the mutual benefits from the covenants hereinafter set forth, IT IS AGREED:

             ARTICLE I -- COOPERATION IN DEVELOPMENT AND OPERATION
             -----------------------------------------------------

1.1 The provisions of this agreement, as hereinafter set forth, relate to cooperation in the development and operation of the respective electric systems of District and of Company and to sale and interchange of power and to mutual assistance between the two systems. Each party will comply with said provisions and assume and fulfill the responsibilities assigned to it therein.

1.2 The parties, through authorized representatives, will regularly consult with each other and cooperate as to planning for immediate and subsequent steps in the development of their respective electric systems and as to maintaining coordination in operation of said systems and realizing the benefits attainable therefrom.

                  ARTICLE II -- ADDITIONS TO SYSTEM FACILITIES
                  --------------------------------------------

2.1 As an initial stage in coordination of system development, the parties will do those things set forth in Sections 2.2, 2.3, ant 2.4 following.

2.2 New District Generating Station -- District will proceed with construction of a new steam-electric generating station, hereinafter called "Agua Fria Generating Station," to be located between the cities of Glendale and Peoria, northwest of the city of Phoenix, which generating station shall contain two generating units with a nominal capacity of 100,000 kilowatts each with provision in its design and construction for installation of additional generating units. Said generating station shall include transformers connecting it to a 69 kilovolt bus which shall be adequately connected District's electrical system. District will make available to Company suitable space adjacent to said 69 kilovolt bus for the installation by Company of a 69 kilovolt bus and terminal facilities for at least five 69 kilovolt circuits and will grant to Company, without charge therefor, appropriate easements on its Agua Fria site for said bus and terminal facilities and for Company's 69 kilovolt circuits connecting thereto. District will arrange the construction schedules for said Agua Fria Generating Station on the basis of nominal dates for beginning commercial operation of the first generating unit on April 1, 1957, of the second generating unit on April 1, 1958, and District will in any event complete construction ready for commercial operation of the first generating unit by June 1, 1957, and of the second generating unit by June 1, 1958, 3 unless completion at such times be prevented by uncontrollable forces.

2.3 Company Transmission Connections -- Company will provide 69 kilovolt transmission feeders and associated facilities to connect its electric system to the 69 kilovolt bus of said Agua Fria Generating Station, which feeders shall be of adequate capacity to carry from said generating station into Company's electric system all of the power, as set forth in Service Schedule A and Service Schedule C hereof, which is to be delivered by District to Company from time to time at the delivery point located at said generating station. Company will provide, ready for service when said generating units are ready for service, such of said 69 kilovolt feeders as are needed at those times, unless provisions at such times be prevented by uncontrollable forces.

2.4 Deferral of Company Generating Station -- Company will defer its arrangements heretofore made for constructing a similar new generating station at a location east of the City of Phoenix which had been scheduled for initial operation in the early part of 1957.

                          ARTICLE III -- SALE OF POWER
                          ----------------------------

3.1 District will sell initially a substantial amount of power to Company hereunder, and it is contemplated by the parties that they will from time to time arrange for other sales of power from one to the other in such amounts and for such periods as will be consistent with orderly development of their respective systems and assurance of adequate power supply to the territories served. It is contemplated that arrangements for such inter-system power sales will be incorporated in service schedules which, upon their execution by authorized representatives of the parties, shall be parts of this agreement for the periods which they respectively cover.

3.2 The following service schedules providing for sale and purchase of power are hereby made a part of this agreement:

         Service Schedule A -- Long-term Sale of Power by District to Company.

         Service Schedule B -- Sale of 12,000 Kilowatts by District to Com-pany (continuing until June 1, 1961).

         Service Schedule C -- Sale of 40,000 Kilowatts by District to Company (continuing from early 1958 to early 1960).

                        ARTICLE IV - RECIPROCAL SERVICES
                        --------------------------------

4.1 It is contemplated by the parties that they will from time to time put into effect specific arrangements for reciprocal services and other measures for coordination of the operation of their respective electric systems for the purpose of achieving economies in cost and improvements in quality and reliability of power supply to the territories served. It is contemplated that such arrangements will be incorporated in service schedules which, upon their execution, shall be parts of this agreement for the respective periods which they cover.

4.2 The following service schedules providing for reciprocal services are hereby made a part of this agreement:

         Service   Schedule  D  --  Energy   Interchange  and  Spinning  Reserve
         Interchange.

         Service Schedule E -- Capacity Equalization ant Reciprocal Emergency Assistance.

         Service Schedule F -- Transfer of Power to Fringe-Area Customer Service

         Service Schedule G -- Parker Power Interchange.

         Service Schedule H -- Coordination of Interconnecting Transmission Circuits.

                             ARTICLE V -- COMMITTEES
                             -----------------------

5.1 As a means of securing effective cooperation in the planning of system development and of dealing on a prompt and orderly basis with various technical and operating problems which arise in connection with system coordination under changing conditions, the parties will establish a "Coordination Committee" and an "Operating Committee", each charged with certain responsibilities hereunder.

5.2 Coordination Committee-- The Coordination Committee shall consist of two representatives, one designated by each party, and each such representative shall be authorized by the party by whom he is designated to act on its behalf with respect to those matters herein provided to be responsibilities of the Coordination Committee. The functions and responsibilities of the Coordination Committee shall be
         (i) to establish general policies to be followed in coordination of the operation of the electric systems of the parties, consistent with the provisions of this agreement, (ii) to review periodically the prospective aggregate power requirements of the two systems, to arrange for investigations with respect to time, nature, location and ownership of additional generating capacity and related transmission facilities, and with respect to possible power purchases from external sources, which will provide for such aggregate power requirements in a manner consistent with overall effectiveness and economy, and to present recommendations as to such matters to the parties, (iii) to make recommendations concerning changes in principal network delivery points and to make arrangement for any such changes approved by the parties,
         (iv) to exercise general supervision and guidance over the Operating Committee, (v) to consider and act upon matters referred to the Coordination Committee by the Operating Committee, and (vi) to do such other things as are provided herein and as may be provided for from time to time by the parties to this agreement; provided that the Coordination Committee shall have no authority to modify any of the provisions of this agreement (including any service schedules effective hereunder) except as to items where modification is specified to be within the scope of the Coordination Committee's responsibility. Any decision or agreement by the Coordination Committee shall be effective when signed by both members of the Committee. Each party will notify the other party promptly of the designation of its representative on the Coordination Committee and of any subsequent change in such designation. Either party may designate an alternate or substitute to act as its representative on the Coordination Committee on specified occasions or with respect to specified matters.

5.3 Operating Committee -- The Operating Committee shall consist of four representatives, two designated by each party, and each such representative shall be authorized by the party by whom he is designated to act on its behalf with respect to those matters herein provided to be responsibilities of the Operating Committee. The functions and responsibilities of the Operating Committee shall be (i) to establish procedures and standard practices, consistent with the provisions hereof, for the guidance of load dispatchers and other operating employees in the respective systems as to matters affecting interconnected op-
         rations of the respective systems, delivery of power, interchange of energy and spinning reserve, reciprocal emergency assistance, and other similar operating matters, (ii) to establish procedures and standard practices as to determinations of costs and expenses and of energy losses in connection with energy interchanges and other intersystem transactions hereunder, (iii) to establish detailed metering arrangements required in connection with transactions hereunder, (iv) to bring to the attention of the Coordination Committee matters needing its attention, and (v) to do such other things as are provided for herein; provided that the Operating Committee shall have no authority to modify any of the provisions of this agreement (including any service schedules effective hereunder) except as to items where modification is specified to be within the scope of the Operating Committee's responsibility. The establishment of any procedure or practice and any other action or determination by the Operating Committee, within the scope of the Operating Committee's responsibility, shall be effective when signed by at least one designated representative of each of the parties. Each party will notify the other party promptly of the designations of its representatives on the Operating Committee and of any subsequent changes in such designations.

5.4 Disagreements -- If the Operating Committee shall disagree as to any action to be taken or decision to be made, or as to the need for taking any action or making any decision, or as to whether any matter is within the scope of the Operating Committee's responsibilities hereunder, the question or questions at issue shall be referred to the Coordination Committee for its action or instructions. If the Coordination Committee be unable to reach agreement with respect to any matter referred to it by the Operating Committee, or with respect to any other matter within the scope of its responsibilities hereunder, the Coordination Committee may at its discretion request that the matter be referred to arbitration in the manner provided in Article IX hereof. Reference to arbitration shall be mandatory only in respect of those matters which are specifically made subject to arbitration by the provisions of this agreement.

               ARTICLE VI - CONDITIONS OP INTERCONNECTED OPERATION
               ---------------------------------------------------

6.1 Interconnection Points - For purposes hereof the following terms shall have the meanings indicated:

         (a) A "major interconnection point" means a point of interconnection between the electrical networks of the parties into which the transmission or transformer facilities of the respective systems are able to deliver or to receive large amounts of power and the location of which in relation to the respective systems is such that power being sold or interchanged can be effectively and satisfactorily delivered and utilized. The following major interconnection points are established hereunder:

                  (i) At a location west of the City of Phoenix adjoining Company's Phoenix Generating Station and the Phoenix Terminal Substation of the Bureau of Reclamation, where the systems can be interconnected at 69 kilovolts or at 12 kilovolts or at both voltages,

                  (ii) At or adjoining District's Agua Fria Generating Station at 69 kilovolts, when the first unit of said generating station shall be completed and ready for operation,

                  (iii) At or adjoining Mesa Substation of The Bureau of Reclamation at 69 kilovolts.

                  Establishment of additional major interconnection points from time to time and the ownership and physical arrangements at such points shall be as recommended by the Operating Committee and approved by the Coordination Committee. Existing major interconnection points, except a principal network delivery point under a service schedule, may from time to time be discontinued upon recommendation of the Operating Committee and approval of the Coordination Committee. Responsibilities of the parties for operation and maintenance at the major interconnection points shall be as established by the Operating Committee and shall be evidenced by operating memoranda covering such matters.

         (b) A "minor interconnection point" means a point of interconnection between the electrical facilities of the parties, either at substations or at points on transmission or distribution feeders, where power can be both delivered and received between the systems in relatively small amounts as compared to major interconnection points. The location of and arrangements for minor interconnection points, for regular use and for emergency use, shall be such as may from time to time be recommended by the Operating Committee and approved by the Coordination Committee.

         (c)      An   "indirect   interconnection   point"  means  a  point  of
                  interconnection between the electrical system of one party hereto and the electrical system of a third party, which third party's electrical system is also interconnected at another point to the electrical system of the other party hereto.

6.2 Parallel Operation -- The electrical systems of the parties shall normally be operated in parallel (i) at all major interconnection points, (ii) at such minor interconnection points as the Operating Committee shall from time to time designate for normal closed circuit operation, and (iii) at indirect interconnection points where third party arrangements require such parallel operation, or where third party arrangements permit such parallel operation and the Operating Committee shall determine that such parallel operation is a desirable practice from the aspect of coordination between the electrical systems of the parties hereto. Temporary emergency interconnections at other points may be arranged from time to time by the Operating Committee, as circumstances may require. It is the intent of the parties that their network systems shall normally be operated as fully interconnected as may be necessary or convenient to protect quality and reliability of service to consumers without involving undue complications and expense for intersystem metering and energy accounting. Deviations from normal parallel operation may be made as directed by the Operating Committee, or as provided for in standard practice adopted by the Operating Committee, or as may under special temporary conditions be arranged between the respective load dispatchers.

6.3 Outage Schedules -- The parties will cooperate in scheduling the times and durations of removal from service of major generating units and important transmission circuits for inspection, maintenance or repair, to the end that hazard to or interference with service to consumers will be minimized. The arranging of such outage coordination schedules shall be a responsibility of the Operating Committee.

6.4 Electrical Disturbances -- Each party will insofar as practicable to construct, operate and maintain its system and facilities as to avoid or minimize the likelihood of a disturbance originating from its system which might cause impairment of service in the system of the other party or in any third-party system interconnected with the system of the other party.

6.5 Frequency -- Power supplied by either party to the other in accordance with service schedules hereunder shall be at a nominal frequency of 60 cycles per second, except as in any service schedule specifically provided otherwise. Insofar as interconnected system frequency is within the control of the parties, it shall be a responsibility of the Operating Committee to establish operating arrangements for maintaining frequency within limits satisfactory for the types of power loads served by the two systems.

6.6 Tie Line Load Control -- The respective responsibilities of the parties with respect to tie line load control at interconnection points and the types of control equipment installed for such purpose shall be in accordance with standard practices established from time to time by the Operating Committee.

6.7 Relays -- The types and settings of relay equipment installed for control of circuits connected to interconnection points shall be in accordance with standard practices established from time to time by the Operating Committee.

6.8 Voltage -- Variations and fluctuations in voltage at interconnection points, and at other delivery points for power supplied by one party to the other, shall be kept within limits which will minimize adverse effects upon operation of the electrical system of either party or upon service supplied by either system. The respective responsibilities of the parties with respect to voltage control at such points shall be in accordance with standard practices established from time to time by the Operating Committee.

6.9 Reactive Kilovolt-Amperes -- Except as may be specifically provided in a service schedule hereunder or as may be arranged in specific cases by the Operating Committee, neither party shall be entitled to receive kilovars from the other party or obligated to supply kilovars to the other party. Each party will cooperate with the other party to minimize unintended flow of kilovars between the systems. It shall be within the responsibility of the Operating Committee to adopt standard practices, including appropriate charges, if any, for scheduling flow of kilovars between the systems under conditions when there may be a mutual advantage from such flow and for controlling or limiting unscheduled kilovar flow. In the event of any disagreement in connection with the supply of kilovars either party shall have the right to have the matter submitted to arbitration.

6.10 Scheduling of Power Deliveries -- The Operating Committee shall arrange for all power transactions hereunder to be accounted for on the basis of amounts scheduled between the respective load dispatchers. Arrangements made therefor by the Operating Committee shall provide that the respective load dispatchers will maintain in duplicate a running record of cumulative deviations from aggregate schedules, and that such cumulative deviations will be compensated for by opposite deviations made as promptly as practicable, provided that such compensatory deviations are to be made under generally similar load and resource conditions or to be subject to adjustment factors to take account of differences in load and resource conditions between time when initial deviations occur and time when compensatory deviations are made.

6.11 Temporary Interchange Arrangements -- In cases where, from time to time, there may be a mutual advantage from sale or interchange of power between the parties upon a basis not provided for in any service schedule then in effect and the circumstances are such that arrangements must be made promptly in order to realize such advantage, or in cases of emergency or of temporary and unusual operating conditions, temporary arrangements for individual transactions or classes of transactions may be made by the Operating Committee; provided, however, that no continuing commitment involved in any arrangement so made at any time by the Operating Committee, under its responsibilities hereunder, shall extend for a longer period than 30 days.

6.12 Operating Data -- Each party will make available to the other party operating data with respect to effective capacities of generating units and transmission circuits, incremental costs of power sources, current and estimated future power loads of its electric system and sections thereof, and similar matters, to the extent that such data are needed by the Coordination Committee and the Operating Committee in the discharge of their responsibilities hereunder and are needed in connection with load dispatching and energy accounting for transactions hereunder. It shall be a responsibility of the Operating Committee to arrange for reasonable opportunity for each party to review the supporting data for the information so supplied by the other party.

                             ARTICLE VII -- METERING
                             -----------------------

7.1 Metering Facilities -- Arrangements with respect to location, type and ownership of metering facilities required for purposes of control of or settlements for power transactions hereunder shall be in accordance with the provisions of the service schedules covering such power transactions. The owner of a metering installation, the registrations of which are important in connection with settlements for transactions hereunder, upon request of the other party, will make available suitable space and facilities for installation of check metering.

7.2 Testing and Reading of Meters -- Metering equipment, the registrations of which are involved in settlements for transactions hereunder, shall be inspected and tested by the owner at annual intervals or at such shorter intervals as may be directed by the Operating Committee, and any inaccuracy disclosed by such tests shall be promptly corrected by the owner. Additional inspections and tests at particular installations shall be made by the owner upon request of the other party. Representatives of the other party shall be afforded opportunity to be present at all such inspections and tests. If at any test a meter shall be found to be inaccurate by more than 1%, fast or slow, an adjustment shall be made in settlements hereunder between the parties to compensate for the effect of such inaccuracy over a preceding period extending to the second preceding meter reading or over such shorter period as the inaccuracy may be determined to have existed. If at any time a meter should fail to register or its registration should be so erratic as to be meaningless, the estimated correct registration for billing purposes shall be based upon records of check meters, if available, or otherwise upon the best obtainable data. Kilowatthour meters involved in settlements hereunder shall be read monthly by the owner, and representative of the other party shall be afforded opportunity to be present at such readings. Arrangements with respect to reading of meters belonging to third parties, the registrations of which are involved in settlements for transactions hereunder, shall be a responsibility of the Operating Committee.

                           ARTICLE VIII -- SETTLEMENTS
                           ---------------------------

8.1 Accounting Period -- Accounting period for transactions hereunder shall be one month. Such one-month period shall be a calendar month unless the Coordination Committee shall specify a one-month period ending a designated number of days before the end of each calendar month.

8.2 Billing and Payment -- Bills for amounts payable for any month by each party to the other hereunder shall be rendered on or before the 14th day of the succeeding month and shall be due on the 19th day of such succeeding month or on the 5th day after receipt of bill, whichever be later, provided, however, that in the event that any amount which has become due District for power and energy transactions hereunder is not received by District prior to the due date of District's fuel bills for such month and any such bill for fuel owed to Company shall have been paid on or before the due date, then the energy charge portion of the amount so due District for such month shall be increased by 0.635%. Payment shall be made at such office of the party to which payment is due as that party shall designate by written notice. Amounts not paid on or before the due date shall be payable with interest accrued at the rate of 1/2 percent compounded monthly computed from the due date to the date of payment.

8.3 Disputed Bills -- In case any portion of any bill be in dispute, the undisputed amount shall be paid when due, and the remainder, if any, upon determination of the correct amount, shall be paid promptly after such determination with interest accrued at the rate of 1/2 percent compounded monthly computed from the original due date.

                            ARTICLE IX -- ARBITRATION
                            -------------------------

9.l In the event the parties be unable to reach agreement with respect to a matter herein specified to be subject to arbitration, or in the event the Coordination Committee shall request that an issue shall be submitted to arbitration, the procedure with respect to such arbitration shall be as set forth in Sections 9.2 through 9.6 hereof.

9.2 Either party by written notice to the other party may call for appointment of a three-person board of arbitration, designating in such notice one person appointed by it to serve as a member of such three-person arbitration board. The other party thereupon shall similarly appoint a second person and the two persons so appointed shall endeavor to agree upon and secure the services of a third person to complete such three-person arbitration board.

9.3 If, within twenty days after the appointment of the first member of said arbitration board by one party, the other party shall have failed to appoint a second member, or if within fifteen days after the appointment of a second member, no third member shall have been agreed upon and secured, either party, with written notice to the other party, may call upon the person who is the senior Judge of the United States District Court in and for the District of Arizona to appoint a second and a third member, or a third member, as the case may be. If the person so called upon shall fail for ten (10) days to act, then either party with written notice to the other party may call successively upon
         (i) any other person who is a Judge of the United States District Court in and for the District of Arizona, or (ii) persons who are then members of the Supreme Court of Arizona in the order of their seniority in office, to make such appointment.

9.4 The board of arbitration appointed as provided in Section 9.2 or 9.3, shall hear the evidence submitted by the parties, and may call for additional information. The decision, submitted in writing, by a majority of the arbitration board, shall be conclusive as to the disagreement submitted for arbitration and shall be binding upon the parties.

9.5 Each party shall bear the fee and personal expenses of the member of the arbitration board appointed by or for it, and all other costs and expenses of the arbitration shall be borne in equal parts by the parties, unless the decision of a majority of the arbitration board shall specify a different apportionment of such costs and expenses.

9.6 Except as otherwise provided in this Article and in cases where the parties may otherwise agree, the procedure for hearings in any arbitration proceeding conducted hereunder shall follow to the extent practical the procedure set forth in Rules V and Vl of the Commercial Arbitration Rules of the American Arbitration Association, as amended and in effect January 1, 1952.

9.7 The foregoing provisions set out in Sections 9.2 through 9.6 hereof are agreed to by the parties as the arbitration procedures to be followed, rather than the procedures set out in Article 3, Chapter 27, Arizona Code Annotated, 1939. In the event the following of such procedures should for any reason be or become invalid under Arizona law, or if the decision of the arbitration board thereunder should be unenforceable under the Arizona law, then the parties agree, as an alternative to the said procedures set out in Sections 9.2 through 9.6, to follow the procedures for arbitration then provided for by or permitted under Arizona law, and to take such steps as are necessary to follow such procedures.

                      ARTICLE X -- MISCELLANEOUS PROVISIONS
                      -------------------------------------

10.1 Uncontrollable Forces -- Neither party shall be considered to be in default in performance of any obligation hereunder or under the service schedules attached hereto if failure of performance shall be due to uncontrollable forces, the term "uncontrollable forces" meaning any cause beyond the control of the party affected, including, but not limited to, failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, and restraint by court or public authority, which by exercise of due foresight such party could not reasonably have been expected to avoid, and which by exercise of due diligence it shall be unable to overcome. Neither party shall, however, be relieved of liability for failure of performance if such failure be due to causes arising out of its own negligence or to removable or remediable causes which it fails to remove or remedy with reasonable dispatch. Nothing contained herein, however, shall be construed to require either party to prevent or settle a strike against its will.

10.2 Restriction on Use of Irrigation Water -- Without limiting the obligation of District to supply and/or deliver power to Company, nothing in this agreement nor in any service schedules now or hereafter attached shall require the District in furnishing power to Company to waste water required for irrigation within the boundaries of the Salt River Reservoir District, as such boundaries are particularly described in Section 3 of Article IV of the Articles of Incorporation of the Salt River Valley Water Users' Association, filed February 9, 1903.

10.3 Waiver -- Any waiver by a parry of its rights with respect to a default under this agreement, or with respect to any other matter arising in connection with this agreement, shall not be deemed to be a waiver with respect to any subsequent default or matter. No delay, short of the statutory period of limitations, in asserting or enforcing any right hereunder shall be deemed a waiver to such right.

10.4 Amendments -- Neither this agreement nor any of the service schedules attached, or to be attached, shall be deemed to be amended unless such amendments shall be formally executed on behalf of each party and the execution thereof be authorized, ratified, or approved by the respective Boards of Directors of the parties.

10.5 Notices -- (a) Any notice, demand, or request provided for in this agreement or given or made in connection with this agreement to or upon District shall be deemed to be properly given or made if delivered or sent by registered mail to the Secretary, Salt River Project Agricultural Improvement and Power District, P. O. Box 1980, Phoenix, Arizona.

                  (b) Any notice, demand, or request provided for in this agreement to or upon Company shall be deemed to be properly given or made if delivered or sent by registered mail to the Secretary, Arizona Public Service Company, P. O. Box 2591, Phoenix, Arizona.

                  (c) The designation or the address of any person specified in this paragraph 10.5 may be changed at any time by written notice.

                  (d) Notices and requests of a routine character in connection with delivery or receipt of power or in connection with operation of facilities shall be given in such manner as the Operating Committee from time to time shall arrange.

10.6 Regulatory Authorities -- This agreement is subject to valid laws, and to valid orders, rules, and regulations of duly constituted regulatory authorities having jurisdiction.

10.7 Successors and Assigns -- Neither party, without the written consent and approval of the other party hereto, shall assign this agreement or any of the service schedules now or hereafter attached hereto except as a part of any transaction or transactions effected in compliance with
         Article X of the Agreement of August 31, 1955, relating to "TRANSFERS, MERGERS AND ASSIGNMENTS." Subject to the foregoing provisions and restrictions herein set forth and referred to, this agreement and the attached service schedules shall be binding upon, and inure to the benefits of the parties hereto and their respective successors and assigns.

10.8 Captions and Headings -- The captions and headings appearing in this agreement and in service schedules hereunder are inserted merely to facilitate reference and shall have no bearing upon the interpretation of the provisions.

10.9 Article, Section and Paragraph References -- References by number to articles, sections and paragraphs in this agreement and in service schedules attached or to be attached are to articles, sections and paragraphs of the particular document in which the references appear, except as such references are specifically to other documents, and any reference to service schedules shall refer to service schedules attached to this Power Coordination Agreement.

10.10 Conditions and Provisions of Agreement of August 31, 1955 -- This agreement and attached service schedules fulfill all conditions and provisions of Article III of the "Agreement of August 31, 1955."

                               ARTICLE XI -- TERM
                               ------------------

11.1 Effective Date -- This agreement shall become effective as of the time when the conditions and approvals required by Article XV of the Agreement of August 31, 1955, shall have been fulfilled and obtained.

11.2 Duration -- This agreement shall continue in effect indefinitely unless and until terminated as provided in paragraphs (a) or (b) of this section.

         (a) District may terminate this agreement by giving written notice to Company three (3) years in advance of the date of termination designated in such notice, and such termination shall concurrently terminate all service schedules.

         (b) In the event, at any time, (i) that all service schedules theretofore in effect hereunder have been cancelled or terminated in accordance with the provisions thereof or valid written notices have been given cancelling or terminating all such service schedules in accordance with the provisions thereof, and (ii) that no new service schedules have been approved by the parties to become effective at a future date, and (iii) that no new service schedules shall be the subject of bona fide negotiation between the parties, then in such event this agreement may be terminated as of any date later than the expiration of all service schedules by written notice given by either party to the other party one year in advance of the date of termination designated in such notice.

                  IN WITNESS WHEREOF, the respective parties hereto have caused this instrument to be executed on their behalf by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the date and year first above written.

                                    SALT RIVER PROJECT AGRICULTURAL
                                    IMPROVEMENT AND POWER DISTRICT


                                    By   VICTOR I. CORBELL
                                      -----------------------
                                             President


ATTEST:


         A. L. MONETTE
-------------------------------
           Secretary

APPROVED:

Jennings, Strouss, Salmon & Trask



By:      J. A. RIGGINS, JR.
   -----------------------------
Legal Counsel
Salt River Project Agricultural
Improvement and Power District



                                            ARIZONA PUBLIC SERVICE COMPANY



                                            By:      WALTER T. LUCKING
                                               ----------------------------
                                                         President


ATTEST:


          [Illegible]
---------------------------------
           Secretary



APPROVED:

Snell & Wilmer



By       NICHOLAS H. POWELL
  -------------------------------
Legal Counsel
Arizona Public Service Company

                                    APPROVAL
                                    --------

         The foregoing "Power Coordination Agreement of September 15,1955", between Salt River Project Agricultural Improvement and Power District and Arizona Public Service Company, and the following designated service schedules, to-wit:

                  Service Schedule A -- Long-Term  Sale of Power by  District to
                                        Company, and Supplement No. 1 to Service
                                        Schedule A.

                  Service Schedule B -- Sale of 12,000  Kilowatts by District to
                                        Company.

                  Service Schedule C -- Sale of 40,000  Kilowatts by District to
                                        Company.

                  Service Schedule D -- Energy  Interchange and Spinning Reserve
                                        Interchange.

                  Service Schedule E -- Capacity   Equalization  and  Reciprocal
                                        Emergency Assistance.

                  Service Schedule F -- Transfer   of   Power   to   Fringe-Area
                                        Customers.

                  Service Schedule G -- Parker Power Interchange.

                  Service Schedule H -- Coordination     of      Interconnecting
                                        Transmission Circuits.

are approved this 29th day of February, 1956.


                                                       [Illegible]
                                              ----------------------------------
                                                Secretary of the Interior
                                                of the United States of America